EXHIBIT 10.9

AMENDMENT NO. 2 TO PROMISSORY NOTE DATED FEBRUARY 8, 2025

THIS AMENDMENT NO. 2 TO PROMISSORY NOTE DATED FEBRUARY 8, 2025 (“Amendment No. 1”) is entered into by and between Plutonian Acquisition Corp II, a Cayman Islands exempted company (the “Maker”) and Plutonian Capital II LLC (the “Payee”) as of March __, 2026.

WHEREAS, on February 8, 2025, the “Maker entered into a promissory note to pay to the order of the Payee or its registered assigns or successors or order, the principal sum of up to Tqo Hundred Thousand Dollars ($200,000.00) in lawful money of the United States of America, on the terms and conditions described therein (the “Note”);

WHEREAS, pursuant to Section 1 of the Note, the outstanding principal balance was due on the earlier of (i) December 31, 2025 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”);

WHEREAS, pursuant to Amendment No. 1, the maturity date had been extended until the earlier of (i) March 31, 2026 or (ii) the date on which Maker consummates the IPO; and

WHEREAS, the Maker and the Payee have agreed to amend the Note to further extend the maturity date.

NOW, THEREFORE, THE MAKER AND THE PAYEE AGREE AS FOLLOWS:

1.	The first sentence of Section 1 of the Note, as amended, is deleted and replaced with the following:

“1. Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) May 31, 2026 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”).”

2.	With the exception of the foregoing, all other provisions of the Note remain in full force and effect.

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, have caused this Amendment No. 2 to be duly executed by the undersigned as of the day and year first above written.

PLUTONIAN ACQUISITION CORP II

By:
Name:
Title:

PLUTONIAN CAPITAL II LLC

By:
Name:
Title:

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